McGraw Hill, Inc. Reports Fiscal First Quarter 2026 Results
Investments in personalized learning and digital innovation fueled revenue growth and profitability
Continued momentum across the business as new data-driven and AI solutions roll out and gain traction

Columbus, OH, - August 14, 2025 – McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider of information solutions across education from preK-12 through higher education and professional learning, today announced financial results for its fiscal first quarter 2026 ended June 30, 2025.

Fiscal First Quarter 2026 Key Financial Highlights
•Total revenue of $535.7 million, an increase of 2.4% year-over-year.
•Re-occurring revenue of $387.6 million, an increase of 7.1% year-over-year.
•Digital revenue of $325.0 million, an increase of 7.2% year-over-year.
•GAAP gross profit of $412.3 million, an increase of 3.7% year-over-year.
•Remaining performance obligation (RPO) of $1,650.2 million on June 30, 2025.
•Net income (loss) of $0.5 million, compared to $(9.4) million in the prior-year period.
•Adjusted EBITDA(1) of $191.4 million, an increase of 7.2% year-over-year.

"McGraw Hill delivered strong performance in the fiscal first quarter reinforcing our leadership position in the market," said Simon Allen, McGraw Hill Chairman, President and CEO. "Our debut in the public markets was a significant milestone in our company’s journey and a testament to our enduring, mission critical business. Through our deep understanding of learning methodologies, our wealth of data and insights, and our responsible and impactful use of artificial intelligence, we are seeing strong demand for McGraw Hill solutions which personalize the learning experience for millions of educators and students around the world."

“Our fiscal first quarter performance reflects McGraw Hill’s track record of disciplined execution and profitable growth with results landing at the upper end of the ranges provided in our registration statement filed in July,” said Bob Sallmann, McGraw Hill Executive Vice President and Chief Financial Officer. “The proceeds from our IPO have strengthened our balance sheet which we believe will deepen our competitive positioning through growth-oriented investments that leverage our scale ahead of robust market opportunities in fiscal year 2027 and beyond.”

Fiscal First Quarter 2026 Business Highlights
•Revenue totaled $535.7 million, an increase of 2.4% year-over-year. The increase was driven primarily by re-occurring and digital revenue growth.
•Market share increased within U.S. higher education along with strong K-12 capture rate amid the predictably smaller fiscal year 2026 market.
•Gross profit margin improved over 90 basis points year-over-year to 77.0%, due to higher margin digital growth.
•Adjusted EBITDA margin(1) expanded over 150 basis points year-over-year to 35.7%, amid ongoing business reinvestment.
•New solutions and capabilities were bolstered through the impactful and responsible use of data science and GenAI to drive efficacy, solve pain points, and fuel continued growth and market expansion.
•Internal efficiencies captured through proprietary AI-powered solutions like Scribe, reducing cost and time to market within select product development.

•Performance on pace with historical seasonality with emphasis on first half fiscal year results in alignment with the academic calendar with approximately 60% of revenue and 65% of Adjusted EBITDA(1) typically realized in the first half of the fiscal year.

K-12 Business
•Revenue totaled $270.9 million, a decline of 1.4% year-over-year. The decrease was expected due to the smaller overall market opportunity this fiscal year.
•Re-occurring revenue totaled $183.6 million, an increase of 10.1% year-over-year.
•Capture rates trended favorable with leadership across several state contracts and continued science program strength.
•Positioned for growth in the larger fiscal year 2027 market and beyond having secured review panel recommendation for California math while also conducting a nationwide flagship K-5 core literacy pilot.

Higher Education Business
•Revenue totaled $182.4 million, an increase of 14.1% year-over-year. The increase was driven by share gains, enrollment, and continued demand for digital learning solutions.
•Re-occurring revenue totaled $159.6 million, an increase of 6.8% year-over-year.
•Momentum continued with Inclusive Access land and expand execution amid ongoing innovation.
•First-to-market Evergreen content delivery model gained traction, achieving a 95% acceptance rate among instructors receiving the update.

Global Professional Business
•Revenue totaled $35.2 million, relatively steady year-over-year, as a 3.9% increase in re-occurring revenue was offset by the ongoing strategic exit of non-core solutions.

International Business
•Revenue totaled $51.5 million, a decrease of 11.7% year-over-year, as regional specific contract timing resulted in an 8.7% re-occurring revenue decline amid continued digital transition.

Fiscal First Quarter 2026 Financial Highlights

	Three Months Ended June 30,
($ in thousands)	2025	2024
Revenue	$535,710	$522,954
Cost of sales (excluding depreciation and amortization)	$123,384	$125,290
Operating and administrative expenses	$241,549	$246,271
Net income (loss)	$502	$(9,447)
Adjusted EBITDA (1)	$191,416	$178,594
Net income (loss) margin	0.1%	(1.8)%
Adjusted EBITDA Margin (1)	35.7%	34.2%
Adjusted net income (loss) (1)	$292	$85,944

Fiscal Year 2026 Guidance

The following outlook is forward-looking, based on the Company’s current expectations, and actual results may differ materially from what is indicated.

	2026 Outlook
($ in millions)	Low	High
Revenue	$1,986	$2,046
Re-occurring Revenue	1,477	1,517
Adjusted EBITDA (1)	663	703

Earnings Conference Call and Webcast

Today, August 14, at 8:30 a.m. (ET), McGraw Hill will hold a conference call via webcast to review its fiscal Q1 2026 results and provide a business update. The webcast will be hosted by Simon Allen, Chairman, President and Chief Executive Officer, and Bob Sallmann, Executive Vice President and Chief Financial Officer, and will conclude with a Q&A period.

To access the live webcast of the conference call or to view a replay, visit the Company's investor relations website at www.investors.mheducation.com

The conference call can also be accessed by registering online at the Event Registration Page—www.registrations.events/direct/Q4I549208070450532247929000, at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.

About McGraw Hill
McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is a 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company's actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus filed pursuant to Rule 424(b) under the Securities Act, filed on July 24, 2025, the Company’s Quarterly Report on Form 10-Q and in other filings made with the U.S. Securities and Exchange Commission (“SEC”). In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information. future developments or otherwise, except as may be required by any applicable securities law.

(1) Non GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with generally accepted principles in the United States (“GAAP”), we have included in this release all of the following non-GAAP financial measures—EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income (loss), Adjusted basic and diluted earnings (loss) per share, Adjusted operating and administrative expenses, Adjusted selling and marketing expenses, Adjusted general and administrative expenses and Adjusted research and development expenses—which are financial measures that are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. The Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We include these non-GAAP financial measures in this release because management uses them to assess our performance. We believe they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. Although we believe these measures are useful for investors for the same reasons, readers of the financial statements should note that these measures are not a substitute for GAAP financial measures or disclosures. Each of the above measures is not a recognized term under GAAP and do not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools, and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, taxes and debt service requirements. Because of these limitations, we rely primarily on our GAAP results and use these non-GAAP measures only supplementally. See “Reconciliations of Non-GAAP Financial

Measures” in the “Supplemental Information” section further below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Forward-Looking Non-GAAP Financial Measures

This press release contains forward-looking estimates of Adjusted EBITDA for fiscal year 2026. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2026 net income (loss) to a forward-looking estimate of fiscal year 2026 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2026 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contact:	Media Contact:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; dollars in thousands, except for share and per share data)

	Three Months Ended June 30,
	2025	2024
Revenue	$535,710	$522,954
Cost of sales (excluding depreciation and amortization)	123,384	125,290
Gross profit	412,326	397,664
Operating expenses
Operating and administrative expenses (1)	241,549	246,271
Depreciation	17,187	14,434
Amortization of intangibles	57,365	61,179
Total operating expenses	316,101	321,884
Operating income (loss)	96,225	75,780
Interest expense (income), net	58,774	80,876
Income (loss) from operations before taxes	37,451	(5,096)
Income tax provision (benefit)	36,949	4,351
Net income (loss)	$502	$(9,447)

Earnings (loss) per share:
Basic and diluted	$0.00	$(0.06)
Weighted-average shares outstanding:
Basic and diluted	166,611,519	166,611,519
__________________
(1) See “Supplemental Information—Reconciliations of Non-GAAP Financial Measures; Non-GAAP operating and administrative expenses” for a breakdown of our GAAP operating and administrative expenses and a reconciliation to the corresponding Non-GAAP financial measure.

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except for share data)

	June 30, 2025	March 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$247,331	$389,830
Accounts receivable, net of allowance for credit losses of $11,052 and $13,521 as of June 30, 2025 and March 31, 2025, respectively	444,689	338,426
Inventories, net	160,722	174,018
Prepaid and other current assets	139,087	150,357
Total current assets	991,829	1,052,631
Product development costs, net	232,727	222,182
Property, plant and equipment, net	96,557	95,197
Goodwill	2,557,595	2,557,595
Other intangible assets, net	1,397,017	1,454,185
Deferred income taxes	7,119	7,983
Operating lease right-of-use assets	49,877	49,661
Other non-current assets	328,744	318,326
Total assets	$5,661,465	$5,757,760
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$117,142	$146,742
Accrued royalties	100,476	71,457
Accrued compensation	36,017	124,954
Deferred revenue	737,620	794,031
Current portion of long-term debt	13,170	13,170
Operating lease liabilities	8,108	8,042
Other current liabilities	186,465	172,023
Total current liabilities	1,198,998	1,330,419
Long-term debt	3,165,341	3,164,551
Deferred income taxes	15,005	15,656
Long-term deferred revenue	912,559	882,156
Operating lease liabilities	64,385	64,737
Other non-current liabilities	21,916	19,997
Total liabilities	5,378,204	5,477,516
Commitments and contingencies
Stockholders' equity (deficit)
Class A voting common stock, par value $0.01 per share; 186,471,212 shares authorized, 165,160,216 shares issued and outstanding as of June 30, 2025 and March 31, 2025	1,652	1,652
Class B non-voting common stock, par value $0.01 per share; 14,384,922 shares authorized, 1,451,303 shares issued and outstanding as of June 30, 2025 and March 31, 2025	14	14
Additional paid-in capital	1,562,204	1,562,204
Accumulated deficit	(1,280,698)	(1,281,200)
Accumulated other comprehensive income (loss)	89	(2,426)
Total stockholders' equity (deficit)	283,261	280,244
Total liabilities and stockholders' equity (deficit)	$5,661,465	$5,757,760

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Three Months Ended June 30,
	2025	2024
Operating activities
Net income (loss)	$502	$(9,447)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation (including amortization of technology costs)	17,187	14,434
Amortization of intangibles	57,365	61,179
Amortization of product development costs	13,302	13,267
Amortization of deferred royalties	34,669	33,311
Amortization of deferred commission costs	7,435	11,971
Credit losses on accounts receivable	(2,286)	(1,586)
Unrealized (gain) loss on interest rate cap	—	117
Inventory obsolescence	3,486	3,903
Deferred income taxes	864	(403)
Amortization of debt discount	3,352	3,989
Amortization of deferred financing costs	1,253	1,405
Changes in operating assets and liabilities:
Accounts receivable	(105,289)	(193,170)
Inventories	10,544	25,825
Prepaid and other current assets	(28,185)	(38,795)
Accounts payable and accrued expenses	(91,569)	(12,600)
Deferred revenue	(27,553)	55,224
Other current liabilities	12,233	28,119
Other changes in operating assets and liabilities, net	(3,962)	362
Cash provided by (used for) operating activities	(96,652)	(2,895)
Investing activities
Product development expenditures	(22,788)	(18,972)
Capital expenditures	(16,283)	(15,919)
Cash provided by (used for) investing activities	(39,071)	(34,891)
Financing activities
Payment of A&E Term Loan Facility	(3,292)	—
Payment of Term Loan Facility	—	(5,312)
Payment of finance lease obligations	(1,718)	(2,929)
Deferred Initial Public Offering costs	(2,374)	—
Cash provided by (used for) financing activities	(7,384)	(8,241)
Effect of exchange rate changes on cash	608	428
Net change in cash and cash equivalents	(142,499)	(45,599)
Cash and cash equivalents, at the beginning of the period	389,830	203,618
Cash and cash equivalents, at the end of the period	$247,331	$158,019
Supplemental disclosures
Cash paid for interest expense	$22,408	$53,749
Cash paid for income taxes	56,813	8,048

Supplemental Information

Reconciliations of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO), impairment charges, transaction and integration costs, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial measure for the three months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
($ in thousands)	2025	2024
Net income (loss)	$502	$(9,447)
Interest expense (income), net	58,774	80,876
Income tax provision (benefit)	36,949	4,351
Depreciation, amortization and product development amortization	87,854	88,880
EBITDA	$184,079	$164,660
Restructuring and cost savings implementation charges (a)	3,106	6,571
Advisory fees (b)	2,500	2,500
Transaction and integration costs (c)	100	1,094
Other (d)	1,631	3,769
Adjusted EBITDA	$191,416	$178,594

Total Revenue	$535,710	$522,954
Net income (loss) margin	0.1%	(1.8)%
Adjusted EBITDA Margin	35.7%	34.2%
__________________
(a) Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our formal restructuring initiatives.
(b) For the three months ended June 30, 2025 and 2024, represents $2.5 million of advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO).
(c) This primarily represents transaction and integration costs associated with acquisitions.
(d) For the three months ended June 30, 2025, the amount represents (i) foreign currency exchange transaction impact of $(1.9) million, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $0.8 million, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement of $0.1 million, (iv) non-recurring transaction-related costs associated with this offering that were expensed as incurred of $1.9 million and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $0.7 million, that are primarily related to individually insignificant miscellaneous items, including asset disposals and certain additional payments related to incremental insurance premiums and policies as a result of the Acquisition that will not renew after the consummation of the IPO.
For the three months ended June 30, 2024, the amount represents (i) foreign currency exchange transaction impact of $0.5 million, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $1.4 million, (iii) reimbursements of expenses paid to

Platinum Advisors incurred in connection with its services under the Advisory Agreement of $0.3 million, (iv) post-acquisition compensation expense of $0.2 million, associated with the acquisition of Boards & Beyond, and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $1.4 million, primarily related to individually insignificant miscellaneous items, including third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Acquisition that will not renew after the consummation of the IPO.

Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share

Adjusted net income (loss) is defined as net income (loss) from continuing operations adjusted to exclude amortization of intangible assets, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO), impairment charges, transaction and integration costs, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations and the related tax impact of those adjustments.

We define Adjusted basic and diluted earnings (loss) per share as Adjusted net income (loss) divided by the basic and diluted weighted average shares outstanding.

The following table presents a reconciliation of Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share to the most directly comparable GAAP financial measure for the three months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
($ in thousands)	2025	2024
Net income (loss)	$502	$(9,447)
Amortization of intangible assets (1)	57,168	60,995
Restructuring and cost savings implementation charges (2)	3,106	6,571
Advisory fees (2)	2,500	2,500
Transaction and integration costs (2)	100	1,094
Other (2)	1,631	3,769
Tax impact of adjustments (3)	(64,715)	20,462
Adjusted net income (loss)	$292	$85,944

Basic and diluted earnings (loss) per share	$0.00	$(0.06)
Adjusted basic and diluted earnings (loss) per share	$0.00	$0.52
Basic and diluted weighted-average shares outstanding	166,611,519	166,611,519
_____________
(1) Represents amortization of definite-lived acquired intangible assets.
(2) Represents the same adjustments used in calculating EBITDA and Adjusted EBITDA.
(3) Represents the tax impact of the adjustments, which are pre-tax, based upon the statutory tax rate.

Non-GAAP operating and administrative expenses

Adjusted operating and administrative expenses is defined as GAAP operating and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO), transaction and integration costs, amortization of product development costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Adjusted selling and marketing expenses is defined as GAAP selling and marketing expenses adjusted to exclude the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Adjusted general and administrative expenses is defined as GAAP general and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO), transaction and integration costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Adjusted research and development expenses is defined as GAAP research and development expenses adjusted to exclude the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

The following table presents a reconciliation of these non-GAAP operating and administrative expenses to the most directly comparable GAAP financial measure for the three months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
($ in thousands)	2025	2024
Operating and administrative expenses	$241,549	$246,271
Restructuring and cost savings implementation charges	(3,106)	(6,571)
Advisory fees	(2,500)	(2,500)
Transaction and integration costs	(100)	(1,094)
Amortization of product development costs	(13,302)	(13,267)
Other	(1,631)	(3,769)
Adjusted operating and administrative expenses (1)	$220,910	$219,070

Selling and marketing	$87,397	$85,531
Other	(417)	(1,222)
Adjusted selling and marketing expenses (1)	$86,980	$84,309

General and administrative	$75,392	$84,023
Restructuring and cost savings implementation charges	(3,106)	(6,571)
Advisory fees	(2,500)	(2,500)
Transaction and integration costs	(100)	(1,094)
Other	(906)	(2,361)
Adjusted general and administrative expenses (1)	$68,780	$71,497

Research and development	$65,458	$63,450
Other	(308)	(186)
Adjusted research and development expenses (1)	$65,150	$63,264
_____________
(1) We calculate each of these measures by using the same adjustments used in calculating EBITDA and Adjusted EBITDA to the extent such items are included in the corresponding GAAP operating and administrative expense category.

Key Operating Metrics

Re-occurring Revenue and Transactional Revenue for the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,
	2025			2024
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$183,641	$87,290	$270,931	$166,819	$108,008	$274,827
Higher Education	159,552	22,827	182,379	149,454	10,392	159,846
Global Professional	23,657	11,502	35,159	22,773	12,514	35,287
International	20,764	30,700	51,464	22,752	35,559	58,311
Other	—	(4,223)	(4,223)	—	(5,317)	(5,317)
Total Revenue	$387,614	$148,096	$535,710	$361,798	$161,156	$522,954

RPO as of June 30, 2025 and as of March 31, 2025

	June 30, 2025			March 31, 2025
($ in thousands)	Current	Non-current	Total	Current	Non-current	Total
RPO by Segment:
K-12	$472,329	$854,715	$1,327,044	$457,353	$822,232	$1,279,585
Higher Education	173,796	47,934	221,730	247,685	49,631	297,316
Global Professional	57,426	6,950	64,376	54,949	7,399	62,348
International	26,315	2,960	29,275	30,515	2,892	33,407
Other	7,754	—	7,754	3,531	—	3,531
Total RPO	$737,620	$912,559	$1,650,179	$794,033	$882,154	$1,676,187

Digital and Print Revenue

Disaggregation of Revenue for the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,
	2025			2024
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$108,597	$162,334	$270,931	$99,618	$175,209	$274,827
Higher Education	168,826	13,553	182,379	153,955	5,891	159,846
Global Professional	25,272	9,887	35,159	25,093	10,194	35,287
International	22,353	29,111	51,464	24,559	33,752	58,311
Other (2)	—	(4,223)	(4,223)	—	(5,317)	(5,317)
Total Revenue	$325,048	$210,662	$535,710	$303,225	$219,729	$522,954
___________________

(1)	Print revenue contains print and multi-year print products.
(2)	Includes in-transit product sales and intersegment revenue adjustments that are not included within segment revenues reviewed by the Company's Chief Operating Decision Maker.